Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2013

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2013

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Details of Net Interest Margin	5
Total and Core Net Interest Income and Net Interest Margin	6
Per Share Related Information	7
Selected Noninterest Income Information	7
Loans, Loans Held for Sale and Net Unfunded Commitments	8
Allowances for Credit Losses	9
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	10
Nonperforming Assets and Troubled Debt Restructurings	11-12
Accruing Loans Past Due	13

Business Segment Results:

Descriptions	14
Period End Employees	14
Income and Revenue	15
Retail Banking	16-17
Corporate & Institutional Banking	18-19
Asset Management Group	20
Residential Mortgage Banking	21
Non-Strategic Assets Portfolio	22
Glossary of Terms	23-27

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 16, 2014. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Missouri, Georgia, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Interest Income
Loans	$1,949	$1,933	$1,955	$2,029	$2,094	$7,866	$8,284
Investment securities	434	423	422	470	478	1,749	2,035
Other	96	92	92	112	99	392	415
Total interest income	2,479	2,448	2,469	2,611	2,671	10,007	10,734
Interest Expense
Deposits	81	84	86	93	97	344	386
Borrowed funds	132	130	125	129	150	516	708
Total interest expense	213	214	211	222	247	860	1,094
Net interest income	2,266	2,234	2,258	2,389	2,424	9,147	9,640
Noninterest Income
Asset management	364	330	340	308	302	1,342	1,169
Consumer services	327	316	314	296	294	1,253	1,136
Corporate services (a)	301	306	326	277	349	1,210	1,166
Residential mortgage (b) (c)	271	199	167	234	-	871	284
Service charges on deposits	158	156	147	136	150	597	573
Net gains on sales of securities	3	21	61	14	45	99	204
Net other-than-temporary impairments (d)	-	(2)	(4)	(10)	(15)	(16)	(111)
Other (e)	383	360	455	311	520	1,509	1,451
Total noninterest income	1,807	1,686	1,806	1,566	1,645	6,865	5,872
Total revenue	4,073	3,920	4,064	3,955	4,069	16,012	15,512
Provision For Credit Losses	113	137	157	236	318	643	987
Noninterest Expense
Personnel	1,207	1,181	1,186	1,169	1,216	4,743	4,617
Occupancy	211	205	206	211	226	833	827
Equipment	197	194	189	183	194	763	735
Marketing	66	68	67	45	70	246	279
Other	866	776	787	787	1,123	3,216	4,124
Total noninterest expense	2,547	2,424	2,435	2,395	2,829	9,801	10,582
Income before income taxes and noncontrolling interests	1,413	1,359	1,472	1,324	922	5,568	3,943
Income taxes	352	320	349	320	203	1,341	942
Net income	1,061	1,039	1,123	1,004	719	4,227	3,001
Less: Net income (loss) attributable to noncontrolling interests	13	2	1	(9)	1	7	(12)
Preferred stock dividends and discount accretion and redemptions	50	71	53	75	54	249	181
Net income attributable to common shareholders	$998	$966	$1,069	$938	$664	$3,971	$2,832
Earnings Per Common Share
Basic	$1.87	$1.82	$2.02	$1.78	$1.26	$7.48	$5.36
Diluted	$1.85	$1.79	$1.99	$1.76	$1.24	$7.39	$5.30
Average Common Shares Outstanding
Basic	530	529	528	526	526	528	526
Diluted	535	534	531	528	528	532	529
Efficiency	63%	62%	60%	61%	70%	61%	68%
Noninterest income to total revenue	44%	43%	44%	40%	40%	43%	38%
Effective tax rate (f)	24.9%	23.5%	23.7%	24.2%	22.0%	24.1%	23.9%

For additional information regarding footnotes (c) and (e) below, refer to Selected Noninterest Income Statement Information on page 7.

(a)	Includes commercial mortgage servicing rights valuation adjustments, net of economic hedge.

(b)	Residential mortgage income for the three months ended December 31, 2012 was less than $.5 million.

(c)	Includes benefit/provisions for residential mortgage repurchase obligations.

(d)	Net other-than-temporary impairments for the three months ended December 31, 2013 was less than $.5 million.

(e)	Includes gains on sales of Visa Class B common shares and credit valuations related to customer initiated hedging activities.

(f)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Assets
Cash and due from banks (a)	$4,043	$4,908	$4,051	$3,948	$5,220
Federal funds sold and resale agreements (b)	1,986	911	1,613	1,274	1,463
Trading securities	3,073	1,603	2,109	2,243	2,096
Interest-earning deposits with banks (a) (c)	12,135	8,047	3,797	1,541	3,984
Loans held for sale (b)	2,255	2,399	3,814	3,295	3,693
Investment securities (a)	60,294	57,260	57,449	59,361	61,406
Loans (a) (b)	195,613	192,856	189,775	186,504	185,856
Allowance for loan and lease losses (a)	(3,609)	(3,691)	(3,772)	(3,828)	(4,036)
Net loans	192,004	189,165	186,003	182,676	181,820
Goodwill	9,074	9,074	9,075	9,075	9,072
Other intangible assets	2,216	2,194	2,153	1,921	1,797
Equity investments (a) (d)	10,664	10,303	10,054	11,008	10,877
Other (a) (b)	22,552	22,733	24,297	24,470	23,679
Total assets	$320,296	$308,597	$304,415	$300,812	$305,107
Liabilities
Deposits
Noninterest-bearing	$70,306	$68,747	$66,708	$64,652	$69,980
Interest-bearing	150,625	147,327	145,571	146,968	143,162
Total deposits	220,931	216,074	212,279	211,620	213,142
Borrowed funds
Federal funds purchased and repurchase agreements	4,289	3,165	4,303	4,000	3,327
Federal Home Loan Bank borrowings	12,912	8,479	8,481	5,483	9,437
Bank notes and senior debt	12,603	11,924	11,177	10,918	10,429
Subordinated debt	8,244	7,829	7,113	7,996	7,299
Commercial paper (a)	4,997	6,994	6,400	6,953	8,453
Other (a) (b)	3,060	1,882	2,390	2,297	1,962
Total borrowed funds	46,105	40,273	39,864	37,647	40,907
Allowance for unfunded loan commitments and letters of credit	242	235	242	238	250
Accrued expenses (a)	4,734	4,673	4,057	4,181	4,449
Other (a)	4,187	4,522	6,032	5,048	4,594
Total liabilities	276,199	265,777	262,474	258,734	263,342

Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 540, 539, 539, 538 and 538 shares	2,698	2,695	2,693	2,690	2,690
Capital surplus - preferred stock	3,941	3,940	3,939	3,591	3,590
Capital surplus - common stock and other	12,416	12,310	12,234	12,174	12,193
Retained earnings	23,325	22,561	21,828	20,993	20,265
Accumulated other comprehensive income (loss)	436	47	45	767	834
Common stock held in treasury at cost: 7, 7, 8, 9 and 10 shares	(408)	(423)	(453)	(552)	(569)
Total shareholders’ equity	42,408	41,130	40,286	39,663	39,003
Noncontrolling interests	1,689	1,690	1,655	2,415	2,762
Total equity	44,097	42,820	41,941	42,078	41,765
Total liabilities and equity	$320,296	$308,597	$304,415	$300,812	$305,107
Capital Ratios
Basel 1 Ratios
Tier 1 common (f)	10.5%	10.3%	10.1%	9.8%	9.6%
Tier 1 risk-based (f)	12.4	12.3	12.0	11.6	11.6
Total risk-based (f)	15.8	15.6	15.2	14.9	14.7
Leverage (f)	11.0	11.1	10.9	10.4	10.4
Common shareholders’ equity to assets	12.0	12.1	11.9	12.0	11.6

(a)	Amounts include consolidated variable interest entities. Our 2013 Form 10-Qs included, and our 2013 Form 10-K will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our 2013 Form 10-Qs included, and our 2013 Form 10-K will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $11.7 billion, $7.6 billion, $3.3 billion, $1.1 billion and $3.5 billion as of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Par value less than $.5 million at each date.
(f)	The ratio as of December 31, 2013 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Year ended
In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$22,327	$23,674	$24,339	$25,168	$25,552	$23,869	$26,522
Non-agency	5,539	5,862	5,889	6,025	6,245	5,828	6,506
Commercial mortgage-backed	4,460	4,349	3,855	3,745	3,674	4,105	3,682
Asset-backed	5,814	5,962	5,919	5,731	5,643	5,857	5,227
U.S. Treasury and government agencies	2,507	2,013	2,074	2,715	2,746	2,326	2,733
State and municipal	2,275	2,354	2,182	2,189	2,034	2,250	1,920
Other debt	2,523	2,630	2,728	2,649	2,860	2,632	3,019
Corporate stocks and other	359	339	304	368	346	342	350
Total securities available for sale	45,804	47,183	47,290	48,590	49,100	47,209	49,959
Securities held to maturity
Residential mortgage-backed	5,726	3,794	3,833	4,146	4,377	4,374	4,423
Commercial mortgage-backed	3,153	3,276	3,521	3,747	3,967	3,422	4,288
Asset-backed	1,047	1,064	978	826	702	983	892
U.S. Treasury and government agencies	238	236	233	231	229	235	226
State and municipal	1,056	658	640	639	664	749	670
Other	341	346	349	352	355	347	358
Total securities held to maturity	11,561	9,374	9,554	9,941	10,294	10,110	10,857
Total investment securities	57,365	56,557	56,844	58,531	59,394	57,319	60,816
Loans
Commercial	88,185	86,456	86,015	83,476	80,876	86,047	76,654
Commercial real estate	20,587	19,558	18,860	18,850	18,678	19,469	18,115
Equipment lease financing	7,428	7,296	7,350	7,241	6,956	7,329	6,674
Consumer	63,203	62,277	61,587	61,411	61,430	62,125	59,752
Residential real estate	15,180	14,918	14,794	15,121	15,257	15,003	15,423
Total loans	194,583	190,505	188,606	186,099	183,197	189,973	176,618
Loans held for sale	2,225	3,071	3,072	3,279	3,025	2,909	2,977
Federal funds sold and resale agreements	864	664	1,141	1,176	1,290	960	1,594
Other	15,448	8,809	6,439	7,095	6,737	9,484	6,549
Total interest-earning assets	270,485	259,606	256,102	256,180	253,643	260,645	248,554
Noninterest-earning assets:
Allowance for loan and lease losses	(3,667)	(3,761)	(3,821)	(3,937)	(3,987)	(3,796)	(4,157)
Cash and due from banks	3,904	3,984	3,869	4,055	4,126	3,953	3,877
Other	43,471	43,479	45,877	47,147	48,349	44,964	46,751
Total assets	$314,193	$303,308	$302,027	$303,445	$302,131	$305,766	$295,025
(a) Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Year ended
In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$73,534	$70,557	$69,123	$69,003	$67,997	$70,567	$65,933
Demand	41,151	39,866	40,172	39,372	36,619	40,144	34,342
Savings	11,010	11,007	11,124	10,671	10,190	10,954	9,863
Retail certificates of deposit	21,138	21,859	22,641	23,488	24,394	22,274	26,609
Time deposits in foreign offices and other time	2,013	1,804	2,164	2,267	2,740	2,061	3,195
Total interest-bearing deposits	148,846	145,093	145,224	144,801	141,940	146,000	139,942
Borrowed funds
Federal funds purchased and repurchase agreements	4,120	2,967	4,132	4,328	4,023	3,884	4,542
Federal Home Loan Bank borrowings	11,348	8,208	7,218	7,657	8,877	8,617	9,678
Bank notes and senior debt	12,252	11,256	10,886	10,469	9,702	11,221	10,275
Subordinated debt	7,900	7,334	7,003	7,249	6,668	7,373	7,019
Commercial paper	5,297	7,109	7,263	7,967	9,069	6,902	8,383
Other	2,156	1,792	2,099	2,057	1,961	2,025	1,947
Total borrowed funds	43,073	38,666	38,601	39,727	40,300	40,022	41,844
Total interest-bearing liabilities	191,919	183,759	183,825	184,528	182,240	186,022	181,786
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	68,193	66,834	64,749	64,850	65,527	66,168	61,610
Allowance for unfunded loan commitments and letters of credit	236	242	238	249	239	241	237
Accrued expenses and other liabilities	10,674	10,372	10,929	11,891	12,237	10,961	11,350
Equity	43,171	42,101	42,286	41,927	41,888	42,374	40,042
Total liabilities and equity	$314,193	$303,308	$302,027	$303,445	$302,131	$305,766	$295,025
(a) Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$148,846	$145,093	$145,224	$144,801	$141,940	$146,000	$139,942
Noninterest-bearing deposits	68,193	66,834	64,749	64,850	65,527	66,168	61,610
Total deposits	$217,039	$211,927	$209,973	$209,651	$207,467	$212,168	$201,552
Transaction deposits	$182,878	$177,257	$174,044	$173,225	$170,143	$176,879	$161,885
Common shareholders’ equity	$37,543	$36,483	$36,310	$35,628	$35,296	$36,497	$34,066

Other Interest-Earning Assets
Interest-earning deposits with banks	$10,455	$4,626	$2,063	$2,410	$2,547	$4,910	$1,913
Trading securities	2,616	1,901	2,177	2,549	2,436	2,310	2,741
Other	2,377	2,282	2,199	2,136	1,754	2,264	1,895
Total other interest-earning assets	$15,448	$8,809	$6,439	$7,095	$6,737	$9,484	$6,549

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Year ended
	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.68%	2.36%	2.50%	2.90%	2.94%	2.61%	3.07%
Non-agency	5.14	5.70	5.51	5.40	5.39	5.44	5.38
Commercial mortgage-backed	3.83	3.82	4.00	4.02	3.81	3.90	4.24
Asset-backed	1.92	1.87	1.80	1.92	1.93	1.88	2.03
U.S. Treasury and government agencies	1.36	1.90	1.37	1.65	1.76	1.59	2.01
State and municipal	4.31	4.24	4.48	4.93	4.66	4.31	4.74
Other debt	2.30	2.38	2.39	2.58	2.91	2.43	2.72
Corporate stocks and other	.15	.12	.14	.12	.24
Total securities available for sale	2.96	2.91	2.93	3.16	3.19	2.98	3.31
Securities held to maturity
Residential mortgage-backed	3.42	3.92	3.26	3.44	3.34	3.50	3.53
Commercial mortgage-backed	4.28	4.29	4.34	4.71	4.50	4.41	4.55
Asset-backed	1.57	1.59	1.74	1.80	1.76	1.63	1.91
U.S. Treasury and government agencies	3.82	3.81	3.80	3.77	3.82	3.83	3.98
State and municipal	5.65	5.55	4.27	4.23	4.23	5.61	4.18
Other	4.20	2.90	2.89	2.82	2.89	3.17	2.79
Total securities held to maturity	3.72	3.86	3.57	3.82	3.73	3.78	3.82
Total investment securities	3.11	3.06	3.04	3.27	3.28	3.12	3.40

Loans
Commercial	3.53	3.62	3.71	4.03	4.16	3.77	4.50
Commercial real estate	4.50	4.64	4.84	5.05	5.57	4.81	5.55
Equipment lease financing	3.74	3.75	4.41	4.05	4.26	3.98	4.60
Consumer	4.29	4.31	4.40	4.67	4.68	4.42	4.69
Residential real estate	5.18	5.00	5.13	5.29	5.36	5.15	5.39
Total loans	4.02	4.06	4.19	4.45	4.58	4.21	4.75
Loans held for sale	5.40	5.34	4.22	6.49	5.34	5.40	5.64
Federal funds sold and resale agreements	.79	1.10	.61	.74	1.04	.83	1.38
Other	1.63	2.26	3.66	3.25	3.24	2.43	3.45
Total yield on interest-earning assets	3.69	3.79	3.91	4.15	4.24	3.90	4.38

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.18	.18	.18	.19	.19	.18	.21
Demand	.05	.05	.05	.04	.04	.04	.04
Savings	.08	.10	.10	.10	.09	.09	.09
Retail certificates of deposit	.76	.79	.82	.85	.89	.81	.79
Time deposits in foreign offices and other time	.17	.22	.43	.61	.45	.39	.47
Total interest-bearing deposits	.22	.23	.24	.26	.27	.24	.28

Borrowed funds
Federal funds purchased and repurchase agreements	.14	.15	.14	.16	.20	.15	.22
Federal Home Loan Bank borrowings	.48	.48	.53	.61	.70	.52	.74
Bank notes and senior debt	1.51	1.71	1.71	1.83	2.07	1.70	2.30
Subordinated debt	2.63	2.89	2.78	2.83	3.57	2.78	4.56
Commercial paper	.26	.22	.22	.25	.28	.23	.27
Other	2.44	2.91	2.62	2.28	2.78	2.62	2.41
Total borrowed funds	1.21	1.33	1.28	1.30	1.46	1.29	1.69
Total rate on interest-bearing liabilities	.44	.46	.46	.48	.54	.46	.60
Interest rate spread	3.25	3.33	3.45	3.67	3.70	3.44	3.78
Impact of noninterest-bearing sources	.13	.14	.13	.14	.15	.13	.16
Net interest margin	3.38%	3.47%	3.58%	3.81%	3.85%	3.57%	3.94%
(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, were $45 million, $43 million, $40 million, $40 million and $42 million, respectively. The taxable-equivalent adjustments to net interest income for the years ended December 31, 2013 and December 31, 2012 were $168 million and $144 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Total and Core Net Interest Income

	Three months ended					Year ended
In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Core net interest income (a)	$2,075	$2,035	$2,054	$2,140	$2,151	$8,304	$8,516
Total purchase accounting accretion (a) (b)	191	199	204	249	273	843	1,124
Total net interest income	$2,266	$2,234	$2,258	$2,389	$2,424	$9,147	$9,640
(a) We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income.
(b) Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to the Accretion - Purchased Impaired Loans table on page 10 for details.

Details of Net Interest Margin (c)

	Three months ended					Year ended
In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	3.11%	3.06%	3.04%	3.27%	3.28%	3.12%	3.40%
Total loans	4.02	4.06	4.19	4.45	4.58	4.21	4.75
Other	2.05	2.96	3.50	3.91	3.56	2.96	3.74
Total yield on interest earning assets	3.69	3.79	3.91	4.15	4.24	3.90	4.38

Rate on interest-bearing liabilities
Total interest-bearing deposits	.22	.23	.24	.26	.27	.24	.28
Total borrowed funds	1.21	1.33	1.28	1.30	1.46	1.29	1.69
Total rate on interest-bearing liabilities	.44	.46	.46	.48	.54	.46	.60

Interest rate spread	3.25	3.33	3.45	3.67	3.70	3.44	3.78
Impact of noninterest-bearing sources	.13	.14	.13	.14	.15	.13	.16
Net interest margin	3.38%	3.47%	3.58%	3.81%	3.85%	3.57%	3.94%
(c) See note (a) on page 5.

Details of Core Net Interest Margin (d)

	Three months ended					Year ended
In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	3.02%	2.96%	2.95%	3.21%	3.17%	3.03%	3.30%
Total loans	3.65	3.68	3.77	3.96	4.02	3.79	4.20
Other	1.99	2.74	3.69	3.22	3.35	2.77	3.46
Total yield on interest earning assets	3.40	3.48	3.58	3.75	3.80	3.57	3.95

Rate on interest-bearing liabilities
Total interest-bearing deposits	.24	.26	.27	.29	.31	.27	.39
Total borrowed funds	1.06	1.18	1.12	1.09	1.23	1.12	1.46
Total rate on interest-bearing liabilities	.43	.45	.45	.46	.52	.45	.63

Interest rate spread	2.97	3.03	3.13	3.29	3.28	3.12	3.32
Impact of noninterest-bearing sources	.13	.14	.13	.14	.15	.13	.16
Core net interest margin	3.10	3.17	3.26	3.43	3.43	3.25	3.48
Purchase accounting accretion impact on net interest margin	.28	.30	.32	.38	.42	.32	.46
Net interest margin	3.38%	3.47%	3.58%	3.81%	3.85%	3.57%	3.94%

(d)	We believe that core net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Per Share Related Information (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Basic
Net income	$1,061	$1,039	$1,123	$1,004	$719	$4,227	$3,001
Less:
Net income (loss) attributable to noncontrolling interests	13	2	1	(9)	1	7	(12)
Preferred stock dividends and discount accretion and redemptions	50	71	53	75	54	249	181
Dividends and undistributed earnings allocated to nonvested restricted shares	5	4	5	4	4	18	14

Net income attributable to basic common shares	$993	$962	$1,064	$934	$660	$3,953	$2,818
Basic weighted-average common shares outstanding	530	529	528	526	526	528	526
Basic earnings per common share	$1.87	$1.82	$2.02	$1.78	$1.26	$7.48	$5.36
Diluted
Net income attributable to basic common shares	$993	$962	$1,064	$934	$660	$3,953	$2,818
Less: Impact of BlackRock earnings per share dilution	5	4	4	5	4	18	14

Net income attributable to diluted common shares	$988	$958	$1,060	$929	$656	$3,935	$2,804
Basic weighted-average common shares outstanding	530	529	528	526	526	528	526
Dilutive potential common shares	5	5	3	2	2	4	3

Diluted weighted-average common shares outstanding	535	534	531	528	528	532	529
Diluted earnings per common share	$1.85	$1.79	$1.99	$1.76	$1.24	$7.39	$5.30

Selected Noninterest Income Information (Unaudited)
	Three months ended					Year ended
In millions, except per share data	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
Increase (Decrease) to Noninterest Income and Impact on Diluted Earnings per Share
Commercial mortgage servicing rights (impairment) / recovery, net of economic hedge (After-tax)	$(5)	$18	$44	$11	$16	$68	$31
Impact on diluted earnings per share (a)	(.01)	.02	.05	.01	.02	.08	.04

Benefit / (provision) for residential mortgage repurchase obligations (Pre-tax)	$124	$6	$(73)	$(4)	$(254)	$53	$(761)
Impact on diluted earnings per share (a)	.15	.01	(.09)	(.00)	(.31)	.06	(.93)

Net gains on sales of securities (Pre-tax)	$3	$21	$61	$14	$45	$99	$204
Impact on diluted earnings per share (a)	.00	.02	.08	.02	.06	.12	.25

Gains on sales of Visa Class B common shares (Pre-tax)		$85	$83		$130	$168	$267
Impact on diluted earnings per share (a)		.10	.10		.16	.21	.33

Credit valuations related to customer initiated hedging activities (Pre-tax)	$16	$(1)	$39	$2	$17	$56	$7
Impact on diluted earnings per share (a)	.02	(.00)	.05	.00	.02	.07	.01
(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Loans (Unaudited)

In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Commercial
Retail/wholesale trade	$15,530	$15,178	$15,192	$14,784	$14,353
Manufacturing	16,208	15,406	15,525	15,349	14,841
Service providers	13,052	12,973	13,267	13,057	12,606
Real estate related (a)	10,729	10,554	10,248	10,274	10,616
Financial services (b)	4,927	5,177	5,326	4,740	4,356
Health care	8,690	8,266	8,228	7,912	7,763
Other industries (b)	19,242	19,436	19,144	18,169	18,505
Total commercial (c)	88,378	86,990	86,930	84,285	83,040
Commercial real estate
Real estate projects (d)	13,613	13,036	12,636	12,596	12,347
Commercial mortgage	7,578	7,095	6,355	6,183	6,308
Total commercial real estate	21,191	20,131	18,991	18,779	18,655
Equipment lease financing	7,576	7,314	7,349	7,240	7,247
Total commercial lending	117,145	114,435	113,270	110,304	108,942
Consumer
Home equity
Lines of credit	21,696	22,043	22,559	23,029	23,576
Installment	14,751	14,548	13,857	13,001	12,344
Credit card	4,425	4,242	4,135	4,081	4,303
Other consumer
Education	7,534	7,711	7,814	8,048	8,238
Automobile	10,827	10,259	9,066	8,716	8,708
Other	4,170	4,226	4,297	4,340	4,505
Total consumer	63,403	63,029	61,728	61,215	61,674
Residential real estate
Residential mortgage	14,418	14,709	14,051	14,217	14,430
Residential construction	647	683	726	768	810
Total residential real estate	15,065	15,392	14,777	14,985	15,240
Total consumer lending	78,468	78,421	76,505	76,200	76,914
Total loans (e)	$195,613	$192,856	$189,775	$186,504	$185,856
(a) Includes loans to customers in the real estate and construction industries.

(b)    Total commercial loans as of December 31, 2013 in the table above reflects a reclassification between Financial services and Other industries related to the wind down of Market Street Funding LLC. The corresponding loan balances as of September 30, 2013 were also reclassified to conform to the December 2013 presentation. There was no impact to periods prior to September 30, 2013.

(c)    During the third quarter of 2013, PNC revised its policy to classify commercial loans initiated through a Special Purpose Entity (SPE) to be reported based upon the industry of the sponsor of the SPE. This resulted in a reclassification of loans amounting to $5.5 billion, $4.9 billion and $4.7 billion at June 30, 2013, March 31, 2013 and December 31, 2012, respectively, that were previously classified as Financial Services to other categories within Commercial Lending.

(d) Includes both construction loans and intermediate financing for projects.
(e) Includes purchased impaired loans:	$6,105	$6,398	$6,778	$7,073	$7,406

Details of Loans Held for Sale (Unaudited)

In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Commercial mortgage	$867	$785	$1,072	$895	$1,392
Residential mortgage	1,356	1,613	2,353	2,331	2,220
Other	32	1	389	69	81
Total	$2,255	$2,399	$3,814	$3,295	$3,693

Net Unfunded Commitments (Unaudited)

In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Net unfunded commitments	$129,870	$126,577	$124,142	$121,812	$120,592

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Beginning balance	$3,691	$3,772	$3,828	$4,036	$4,039
Gross charge-offs:
Commercial	(87)	(113)	(81)	(114)	(126)
Commercial real estate	(24)	(42)	(51)	(86)	(72)
Equipment lease financing	(2)	(2)	(1)	(3)	(4)
Home equity (a)	(114)	(86)	(92)	(194)	(141)
Residential real estate (a)	(2)	(9)	(43)	(79)	(18)
Credit card (a)	(42)	(41)	(45)	(50)	(43)
Other consumer (a)	(52)	(47)	(43)	(43)	(56)
Total gross charge-offs (b)	(323)	(340)	(356)	(569)	(460)
Recoveries:
Commercial	65	54	66	63	77
Commercial real estate	23	24	33	13	29
Equipment lease financing	3	3	4	6	8
Home equity	18	18	24	13	15
Residential real estate	6	(2)	1	(1)
Credit card	5	6	6	5	9
Other consumer	14	13	14	14	12
Total recoveries	134	116	148	113	150
Net (charge-offs) recoveries:
Commercial	(22)	(59)	(15)	(51)	(49)
Commercial real estate	(1)	(18)	(18)	(73)	(43)
Equipment lease financing	1	1	3	3	4
Home equity	(96)	(68)	(68)	(181)	(126)
Residential real estate	4	(11)	(42)	(80)	(18)
Credit card	(37)	(35)	(39)	(45)	(34)
Other consumer	(38)	(34)	(29)	(29)	(44)
Total net charge-offs	(189)	(224)	(208)	(456)	(310)
Provision for credit losses	113	137	157	236	318
Other	1	(1)	(1)
Net change in allowance for unfunded loan commitments and letters of credit	(7)	7	(4)	12	(11)
Ending balance	$3,609	$3,691	$3,772	$3,828	$4,036
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized) (b)	.39%	.47%	.44%	.99%	.67%
Allowance for loan and lease losses to total loans	1.84	1.91	1.99	2.05	2.17
Commercial lending net charge-offs	$(22)	$(76)	$(30)	$(121)	$(88)
Consumer lending net charge-offs	(167)	(148)	(178)	(335)	(222)
Total net charge-offs	$(189)	$(224)	$(208)	$(456)	$(310)
Net charge-offs to average loans
Commercial lending	.08%	.27%	.11%	.45%	.33%
Consumer lending	.85	.76	.93	1.78	1.15
(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional consumer charge-offs of $45.2 million were taken as of December 31, 2012 related to changes in treatment of certain loans where borrowers have been discharged from personal liability under bankruptcy protection where no formal affirmation of the loan obligation was provided by the borrower. Such loans have been classified as troubled debt restructurings (TDRs) and have been reported based upon fair value of the collateral less costs to sell.
(b)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, additional charge-offs of $134 million were taken. Excluding the impact of these additional charge-offs, annualized net charge-offs to average loans for the first quarter 2013 was 0.70%.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Beginning balance	$235	$242	$238	$250	$239
Net change in allowance for unfunded loan commitments and letters of credit	7	(7)	4	(12)	11
Ending balance	$242	$235	$242	$238	$250

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Accretion - Purchased Impaired Loans

	Three months ended			Year ended
In millions	December 31 2013	September 30 2013	December 31 2012	December 31 2013	December 31 2012
Impaired loans
Scheduled accretion	$128	$145	$160	$580	$671
Reversal of contractual interest on impaired loans	(64)	(82)	(93)	(314)	(404)
Scheduled accretion net of contractual interest	64	63	67	266	267
Excess cash recoveries	28	26	45	115	157
Total impaired loans	$92	$89	$112	$381	$424

Purchased Impaired Loans - Accretable Yield

In millions
October 1, 2013	$2,184	January 1, 2013	$2,166	January 1, 2012	$2,109
				Addition due to RBC Bank (USA) acquisition on March 2, 2012	587
Scheduled accretion	(128)	Scheduled accretion	(580)	Scheduled accretion	(671)
Excess cash recoveries	(28)	Excess cash recoveries	(115)	Excess cash recoveries	(157)
Net reclassifications to accretable from non-accretable and other activity	27	Net reclassifications to accretable from non-accretable and other activity (a)	584	Net reclassifications to accretable from non-accretable and other activity (a)	298
December 31, 2013 (b)	$2,055	December 31, 2013 (b)	$2,055	December 31, 2012	$2,166

(a)    Approximately 63% and 13% of the net reclassifications for the years ended December 31, 2013 and 2012, respectively, were driven by the consumer portfolio and were due to improvements of cash expected to be collected on both RBC Bank (USA) and National City loans in future periods. The remaining net reclassifications were predominantly due to future cash flow changes in the commercial portfolio.

(b)    As of December 31, 2013, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.1 billion in future periods. This will offset the total net accretable interest in future interest income of $2.1 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	December 31, 2013		September 30, 2013		December 31, 2012
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$937		$1,071		$1,680
Purchased impaired mark	(264)		(289)		(431)

Recorded investment	673		782		1,249
Allowance for loan losses	(133)		(154)		(239)

Net investment	540	58%	628	59%	1,010	60%

Consumer and residential mortgage loans:
Unpaid principal balance	5,548		5,805		6,639
Purchased impaired mark	(115)		(189)		(482)

Recorded investment	5,433		5,616		6,157
Allowance for loan losses	(871)		(907)		(858)

Net investment	4,562	82%	4,709	81%	5,299	80%

Total purchased impaired loans:
Unpaid principal balance	6,485		6,876		8,319
Purchased impaired mark	(379)		(478)		(913)

Recorded investment	6,106		6,398		7,406
Allowance for loan losses	(1,004)		(1,061)		(1,097)

Net investment	$5,102	79%	$5,337	78%	$6,309	76%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$57	$72	$63	$62	$61
Manufacturing	58	61	62	75	73
Service providers	108	109	110	112	124
Real estate related (b)	124	142	163	161	178
Financial services	7	11	14	13	9
Health care	19	26	24	21	25
Other industries	84	77	85	98	120
Total commercial	457	498	521	542	590
Commercial real estate
Real estate projects	436	493	516	606	654
Commercial mortgage	82	105	123	138	153
Total commercial real estate	518	598	639	744	807
Equipment lease financing	5	6	7	9	13
Total commercial lending	980	1,102	1,167	1,295	1,410
Consumer lending (c)
Home equity (d)	1,139	1,137	1,131	1,088	951
Residential real estate
Residential mortgage (d)	890	891	947	952	824
Residential construction	14	11	15	13	21
Credit card	4	4	4	6	5
Other consumer (d)	61	61	57	68	43
Total consumer lending (e)	2,108	2,104	2,154	2,127	1,844
Total nonperforming loans (f)	3,088	3,206	3,321	3,422	3,254
OREO and foreclosed assets
Other real estate owned (OREO) (g)	360	403	432	472	507
Foreclosed and other assets	9	13	25	33	33
Total OREO and foreclosed assets	369	416	457	505	540
Total nonperforming assets	$3,457	$3,622	$3,778	$3,927	$3,794
Nonperforming loans to total loans	1.58%	1.66%	1.75%	1.83%	1.75%
Nonperforming assets to total loans, OREO and foreclosed assets	1.76	1.87	1.99	2.10	2.04
Nonperforming assets to total assets	1.08	1.17	1.24	1.31	1.24
Allowance for loan and lease losses to nonperforming loans (h)	117	115	114	112	124

(a)	See analysis of troubled debt restructurings (TDRs) on page 12.

(b)	Includes loans related to customers in the real estate and construction industries.

(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(d)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, nonperforming home equity loans increased $214 million, nonperforming residential mortgage loans increased $187 million and nonperforming other consumer loans increased $25 million. Charge-offs were taken on these loans where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $134 million.

(e)	Pursuant to regulatory guidance issued in the third quarter of 2012, nonperforming consumer loans, primarily home equity and residential mortgage, increased $199 million in the fourth quarter of 2012 related to changes in treatment of certain loans classified as TDRs, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability. Charge-offs were taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million.

(f)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

(g)	OREO excludes $245 million, $264 million, $311 million, $383 million and $380 million at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).

(h)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	October 1, 2013 - December 31, 2013	July 1, 2013 - September 30, 2013	April 1, 2013 - June 30, 2013	January 1, 2013 - March 31, 2013	October 1, 2012 - December 31, 2012
Beginning balance	$3,622	$3,778	$3,927	$3,794	$4,021
New nonperforming assets	714	824	773	1,032	804
Charge-offs and valuation adjustments	(223)	(220)	(216)	(343)	(297)
Principal activity, including paydowns and payoffs	(141)	(289)	(328)	(258)	(532)
Asset sales and transfers to loans held for sale	(115)	(117)	(146)	(114)	(134)
Returned to performing status	(400)	(354)	(232)	(184)	(68)
Ending balance	$3,457	$3,622	$3,778	$3,927	$3,794

Largest Individual Nonperforming Assets at December 31, 2013 (a)

In millions
Ranking	Outstandings	Industry
1	$36	Real Estate, Rental and Leasing
2	16	Real Estate, Rental and Leasing
3	14	Construction
4	13	Real Estate, Rental and Leasing
5	11	Other Services
6	10	Real Estate, Rental and Leasing
7	10	Other Services
8	8	Real Estate, Rental and Leasing
9	8	Other Real Estate Owned
10	7	Construction
Total	$133
As a percent of total nonperforming assets 4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

	December 31	September 30	June 30	March 31	December 31
In millions	2013	2013	2013	2013	2012
Total consumer lending (a)	$2,161	$2,221	$2,243	$2,231	$2,318
Total commercial lending	578	581	599	610	541
Total TDRs	$2,739	$2,802	$2,842	$2,841	$2,859
Nonperforming	$1,511	$1,451	$1,531	$1,517	$1,589
Accruing (b)	1,062	1,178	1,103	1,103	1,037
Credit card	166	173	208	221	233
Total TDRs	$2,739	$2,802	$2,842	$2,841	$2,859

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional troubled debt restructurings related to changes in treatment of certain loans of $245.7 million in the fourth quarter of 2012, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability were added to the consumer lending population. The additional TDR population increased nonperforming loans by $199 million. Charge-offs were taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million.

(b)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation are generally not returned to accrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012
Commercial	$81	$73	$85	$163	$ 115	.09%	.08%	.10%	.19%	.14%
Commercial real estate	54	54	66	111	100	.25	.27	.35	.59	.54
Equipment lease financing	31	6	2	34	17	.41	.08	.03	.47	.23
Home equity	86	88	76	86	117	.24	.24	.21	.24	.33
Residential real estate
Non government insured	112	118	120	145	151	.74	.77	.81	.97	.99
Government insured	105	109	110	114	127	.70	.71	.74	.76	.83
Credit card	29	30	27	30	34	.66	.71	.65	.74	.79
Other consumer
Non government insured	62	56	52	49	65	.28	.25	.25	.23	.30
Government insured	154	170	148	162	193	.68	.77	.70	.77	.90
Total	$714	$704	$686	$894	$ 919	.37	.37	.36	.48	.49

Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012
Commercial	$20	$37	$53	$35	$ 55	.02%	.04%	.06%	.04%	.07%
Commercial real estate	11	31	22	36	57	.05	.15	.12	.19	.31
Equipment lease financing	2	1	4	1	1	.03	.01	.05	.01	.01
Home equity	34	32	29	33	58	.09	.09	.08	.09	.16
Residential real estate
Non government insured	30	31	29	41	49	.20	.20	.20	.27	.32
Government insured	57	57	79	86	97	.38	.37	.53	.57	.64
Credit card	19	19	19	20	23	.43	.45	.46	.49	.53
Other consumer
Non government insured	18	18	14	15	21	.08	.08	.07	.07	.10
Government insured	94	106	100	86	110	.42	.48	.47	.41	.51
Total	$285	$332	$349	$353	$ 471	.15	.17	.18	.19	.25

Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012
Commercial	$42	$33	$31	$27	$ 42	.05%	.04%	.04%	.03%	.05%
Commercial real estate	2	3		3	15	.01	.01		.02	.08
Equipment lease financing		2			2		.03			.03
Residential real estate
Non government insured	35	35	50	59	46	.23	.23	.34	.39	.30
Government insured	1,025	1,187	1,326	1,458	1,855	6.80	7.71	8.97	9.73	12.17
Credit card	34	31	33	35	36	.77	.73	.80	.86	.84
Other consumer
Non government insured	14	13	12	13	18	.06	.06	.06	.06	.08
Government insured	339	329	310	311	337	1.50	1.48	1.46	1.47	1.57
Total	$1,491	$1,633	$1,762	$1,906	$ 2,351	.76	.85	.93	1.02	1.26
(a)	Excludes loans held for sale and purchased impaired loans.
(b)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, accruing consumer loans past due 30 - 59 days decreased $44 million, accruing consumer loans past due 60—89 days decreased $36 million and accruing consumer loans past due 90 days or more decreased $315 million, of which $295 million related to residential real estate government insured loans. As part of this alignment, these loans were moved into nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions, for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits of FNMA, FHLMC, Federal Home Loan Banks and third-party investors, or are securitized and issued under the GNMA program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC. Certain loan applications are brokered by majority owned affiliates to others.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and a small commercial loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (ETFs), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. We hold an equity investment in BlackRock, which is a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At December 31, 2013, our economic interest in BlackRock was 22%.

Period End Employees

	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Full-time employees
Retail Banking	22,226	22,192	22,476	22,985	23,331
Other full-time employees (a)	27,695	27,973	27,975	27,957	27,616
Total full-time employees	49,921	50,165	50,451	50,942	50,947
Part-time employees
Retail Banking	4,030	4,194	4,394	4,496	4,563
Other part-time employees (a)	482	575	935	734	775
Total part-time employees	4,512	4,769	5,329	5,230	5,338
Total	54,433	54,934	55,780	56,172	56,285

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Income (Loss)	2013	2013	2013	2013	2012	2013	2012
Retail Banking (c)	$107	$165	$158	$120	$121	$550	$596
Corporate & Institutional Banking	569	542	612	541	649	2,264	2,328
Asset Management Group	36	47	36	43	34	162	145
Residential Mortgage Banking (d)	55	28	20	45	(192)	148	(308)
Non-Strategic Assets Portfolio	118	121	60	79	59	379	237
Other, including BlackRock (b) (e)	176	136	237	176	48	724	3
Net income	$1,061	$1,039	$1,123	$1,004	$719	$4,227	$3,001
Revenue
Retail Banking (c)	$1,500	$1,563	$1,554	$1,483	$1,677	$6,100	$6,328
Corporate & Institutional Banking	1,389	1,356	1,420	1,341	1,576	5,506	5,697
Asset Management Group	269	262	254	255	247	1,040	973
Residential Mortgage Banking (d)	327	254	228	291	58	1,100	526
Non-Strategic Assets Portfolio	167	181	175	219	218	742	843
Other, including BlackRock (b) (e)	421	304	433	366	293	1,524	1,145
Total revenue	$4,073	$3,920	$4,064	$3,955	$4,069	$16,012	$15,512

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced.

(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2013 Form 10-K will include additional information regarding BlackRock.

(c)	Includes gains on sales of a portion of Visa Class B common shares in the second and third quarters of 2013 and the third and fourth quarters of 2012. For more information, refer to Selected Noninterest Income Information on page 7.

(d)	Includes benefit/provision for residential mortgage repurchase obligations. For more information, refer to Selected Noninterest Income Information on page 7.

(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2013	2013	2013	2013	2012	2013	2012
INCOME STATEMENT
Net interest income	$1,012	$1,006	$1,012	$1,049	$1,081	$4,079	$4,316
Noninterest income
Service charges on deposits	151	149	141	129	143	570	547
Brokerage	57	57	58	52	48	224	189
Consumer services	256	234	229	216	220	935	838
Other	24	117	114	37	185	292	438
Total noninterest income	488	557	542	434	596	2,021	2,012
Total revenue	1,500	1,563	1,554	1,483	1,677	6,100	6,328
Provision for credit losses	195	152	148	162	280	657	800
Noninterest expense	1,138	1,151	1,156	1,131	1,206	4,576	4,586
Pretax earnings	167	260	250	190	191	867	942
Income taxes	60	95	92	70	70	317	346
Earnings	$107	$165	$158	$120	$121	$550	$596
AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$29,588	$29,477	$29,212	$28,913	$28,920	$29,300	$28,321
Indirect auto	8,671	7,971	7,314	7,006	6,718	7,746	5,467
Indirect other	822	877	939	1,000	1,063	909	1,174
Education	7,680	7,818	7,982	8,220	8,370	7,923	8,878
Credit cards	4,250	4,148	4,061	4,108	4,138	4,142	4,063
Other	2,157	2,152	2,141	2,141	2,145	2,148	2,039
Total consumer	53,168	52,443	51,649	51,388	51,354	52,168	49,942
Commercial and commercial real estate	11,131	11,299	11,345	11,290	11,266	11,266	11,198
Floor plan	2,226	1,931	2,048	2,014	1,915	2,055	1,788
Residential mortgage	676	715	767	811	862	741	946
Total loans	67,201	66,388	65,809	65,503	65,397	66,230	63,874
Goodwill and other intangible assets	6,083	6,105	6,127	6,148	6,174	6,116	6,123
Other assets	2,730	2,722	2,580	2,465	2,565	2,625	2,576
Total assets	$76,014	$75,215	$74,516	$74,116	$74,136	$74,971	$72,573
Deposits
Noninterest-bearing demand	$21,699	$21,349	$21,187	$20,744	$20,900	$21,248	$20,179
Interest-bearing demand	32,298	31,748	32,004	31,183	29,526	31,811	28,007
Money market	49,250	48,939	48,645	48,291	47,859	48,784	46,578
Total transaction deposits	103,247	102,036	101,836	100,218	98,285	101,843	94,764
Savings	10,901	10,900	10,997	10,537	10,068	10,835	9,751
Certificates of deposit	20,425	21,050	21,823	22,683	23,531	21,488	25,715
Total deposits	134,573	133,986	134,656	133,438	131,884	134,166	130,230
Other liabilities	369	364	343	273	285	337	340
Total liabilities	$134,942	$134,350	$134,999	$133,711	$132,169	$134,503	$130,570
PERFORMANCE RATIOS
Return on average assets	.56%	.87%	.85%	.66%	.65%	.73%	.82%
Noninterest income to total revenue	33	36	35	29	36	33	32
Efficiency	76	74	74	76	72	75	72
(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions, except as noted	2013	2013	2013	2013	2012	2013	2012
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$208	$212	$222	$230	$245
Consumer nonperforming assets	1,077	1,074	1,068	1,050	902
Total nonperforming assets	$1,285	$1,286	$1,290	$1,280	$1,147
Purchased impaired loans (b)	$692	$718	$750	$788	$819
Commercial lending net charge-offs	$13	$17	$22	$37	$34	$89	$119
Credit card lending net charge-offs	37	35	39	45	35	156	174
Consumer lending (excluding credit card) net charge-offs	118	91	91	168	148	468	521
Total net charge-offs	$168	$143	$152	$250	$217	$713	$814
Commercial lending annualized net charge-off ratio	.39%	.51%	.66%	1.13%	1.03%	.67%	.92%
Credit card lending annualized net charge-off ratio	3.45%	3.35%	3.85%	4.44%	3.36%	3.77%	4.28%
Consumer lending (excluding credit card) annualized net charge-off ratio (c)	.94%	.74%	.75%	1.42%	1.22%	.96%	1.11%
Total annualized net charge-off ratio (c)	.99%	.85%	.93%	1.55%	1.32%	1.08%	1.27%
Home equity portfolio credit statistics: (d)
% of first lien positions at origination (e)	52%	52%	50%	48%	42%
Weighted-average loan-to-value ratios (LTVs) (e) (f)	81%	83%	85%	85%	81%
Weighted-average updated FICO scores (g)	745	745	745	743	742
Annualized net charge-off ratio (d)	1.06%	.75%	.82%	1.97%	1.35%	1.14%	1.22%
Delinquency data: (h)
Loans 30 - 59 days past due	.20%	.22%	.20%	.23%	.42%
Loans 60 - 89 days past due	.09%	.09%	.08%	.10%	.22%
Total accruing loans past due	.29%	.32%	.28%	.33%	.64%
Nonperforming loans	3.15%	3.13%	3.12%	3.01%	2.64%
Other statistics:
ATMs	7,445	7,441	7,335	7,303	7,282
Branches (i)	2,714	2,724	2,780	2,856	2,881
Brokerage account assets (billions)	$41	$40	$39	$39	$38
Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,648	6,658	6,589	6,534	6,475
Retail online banking active customers	4,592	4,534	4,271	4,234	4,227
Retail online bill payment active customers	1,293	1,285	1,270	1,260	1,236

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and year ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Ratios for the three months ended March 31, 2013 and year ended December 31, 2013 include additional consumer charge-offs taken as a result of alignment with interagency guidance on practices for loans and lines of credit we implemented in the first quarter of 2013.
(d)	Lien position, LTV and FICO statistics are based upon customer balances.
(e)	Lien positions and LTV calculations at December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013 reflect the use of revised assumptions where data is missing.
(f)	LTV statistics are based upon current information.
(g)	Represents FICO scores that are updated at least quarterly.
(h)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans. In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status.
(i)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
INCOME STATEMENT
Net interest income	$960	$945	$943	$956	$1,057	$3,804	$4,099
Noninterest income
Corporate service fees	277	277	297	246	324	1,097	1,030
Other	152	134	180	139	195	605	568
Noninterest income	429	411	477	385	519	1,702	1,598
Total revenue	1,389	1,356	1,420	1,341	1,576	5,506	5,697
Provision for credit losses (benefit)	(29)	30	(40)	14	9	(25)	-
Noninterest expense	525	495	499	480	549	1,999	2,028
Pretax earnings	893	831	961	847	1,018	3,532	3,669
Income taxes	324	289	349	306	369	1,268	1,341
Earnings	$569	$542	$612	$541	$649	$2,264	$2,328
AVERAGE BALANCE SHEET
Loans
Commercial	$74,199	$72,753	$72,202	$69,817	$67,444	$72,256	$63,480
Commercial real estate	18,938	17,830	17,002	16,876	16,517	17,668	15,768
Equipment lease financing	6,749	6,610	6,655	6,552	6,272	6,642	5,997
Total commercial lending	99,886	97,193	95,859	93,245	90,233	96,566	85,245
Consumer	1,032	801	876	1,083	1,092	947	821
Total loans	100,918	97,994	96,735	94,328	91,325	97,513	86,066
Goodwill and other intangible assets	3,841	3,848	3,775	3,752	3,724	3,804	3,656
Loans held for sale	893	975	968	1,236	1,190	1,017	1,222
Other assets	9,746	9,750	10,729	12,355	12,842	10,636	12,018
Total assets	$115,398	$112,567	$112,207	$111,671	$109,081	$112,970	$102,962
Deposits
Noninterest-bearing demand	$43,482	$42,053	$39,910	$40,572	$40,607	$41,514	$38,337
Money market	20,579	18,099	16,932	17,023	16,500	18,168	15,590
Other	7,609	6,992	6,914	6,979	6,842	7,124	6,108
Total deposits	71,670	67,144	63,756	64,574	63,949	66,806	60,035
Other liabilities	8,207	13,932	17,059	18,779	19,107	14,465	17,969
Total liabilities	$79,877	$81,076	$80,815	$83,353	$83,056	$81,271	$78,004
PERFORMANCE RATIOS
Return on average assets	1.96%	1.91%	2.19%	1.96%	2.37%	2.00%	2.26%
Noninterest income to total revenue	31	30	34	29	33	31	28
Efficiency	38	37	35	36	35	36	36

(a) See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$298	$294	$290	$282	$265	$282	$267
Acquisitions/additions	26	18	18	21	35	83	64
Repayments/transfers	(16)	(14)	(14)	(13)	(18)	(57)	(49)
End of period	$308	$298	$294	$290	$282	$308	$282
OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$309	$309	$313	$329	$337	$1,260	$1,380
Capital Markets (d)	$220	$175	$196	$131	$228	$722	$710
Commercial mortgage loans held for sale (e)	$37	$27	$31	$38	$44	$133	$104
Commercial mortgage loan servicing income, net of amortization (f)	60	60	53	53	57	226	195
Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge (g)	(5)	18	44	11	16	68	31
Total commercial mortgage banking activities	$92	$105	$128	$102	$117	$427	$330
Average Loans (by C&IB business)
Corporate Banking	$51,689	$50,844	$50,678	$49,241	$47,522	$50,620	$44,945
Real Estate	24,333	22,622	21,361	20,790	19,861	22,287	18,418
Business Credit	12,182	11,726	11,611	11,181	10,893	11,678	10,083
Equipment Finance	10,095	10,035	10,034	9,811	9,438	9,994	9,035
Other	2,619	2,767	3,051	3,305	3,611	2,934	3,585
Total average loans	100,918	97,994	96,735	94,328	91,325	97,513	86,066
Total loans (h)	$101,773	$99,337	$97,708	$94,843	$93,721
Net carrying amount of commercial mortgage servicing rights (h)	$549	$541	$525	$452	$420
Credit-related statistics:
Nonperforming assets (h)	$804	$949	$999	$1,082	$1,181
Purchased impaired loans (h) (i)	$515	$600	$708	$768	$875
Net charge-offs (recoveries)	$10	$56	$(19)	$58	$34	$105	$142
(a)	See note (a) on page 15.
(b)	Represents consolidated PNC amounts. Our 2013 Form 10-K will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization and a direct write-down of commercial mortgage servicing rights of $24 million recognized in the first quarter of 2012. Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge is shown separately.
(g)	Includes amounts reported in corporate service fees.
(h)	Presented as of period end.
(i)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
INCOME STATEMENT
Net interest income	$71	$74	$70	$73	$74	$288	$297
Noninterest income	198	188	184	182	173	752	676
Total revenue	269	262	254	255	247	1,040	973
Provision for credit losses (benefit)	8	(4)	1	5	(2)	10	11
Noninterest expense	204	192	195	183	195	774	732
Pretax earnings	57	74	58	67	54	256	230
Income taxes	21	27	22	24	20	94	85
Earnings	$36	$47	$36	$43	$34	$162	$145
AVERAGE BALANCE SHEET
Loans
Consumer	$5,248	$5,107	$4,947	$4,793	$4,671	$5,025	$4,416
Commercial and commercial real estate	1,057	1,049	1,042	1,037	1,021	1,047	1,076
Residential mortgage	778	784	772	772	706	776	695
Total loans	7,083	6,940	6,761	6,602	6,398	6,848	6,187
Goodwill and other intangible assets	281	289	298	306	315	293	329
Other assets	230	216	230	223	226	225	219
Total assets	$7,594	$7,445	$7,289	$7,131	$6,939	$7,366	$6,735
Deposits
Noninterest-bearing demand	$1,442	$1,220	$1,249	$1,331	$1,573	$1,311	$1,462
Interest-bearing demand	3,547	3,329	3,475	3,616	3,009	3,491	2,746
Money market	3,760	3,693	3,722	3,841	3,562	3,754	3,553
Total transaction deposits	8,749	8,242	8,446	8,788	8,144	8,556	7,761
CDs/IRAs/savings deposits	427	431	441	454	461	438	491
Total deposits	9,176	8,673	8,887	9,242	8,605	8,994	8,252
Other liabilities	61	62	58	60	65	60	68
Total liabilities	$9,237	$8,735	$8,945	$9,302	$8,670	$9,054	$8,320
PERFORMANCE RATIOS
Return on average assets	1.88%	2.50%	1.98%	2.45%	1.95%	2.20%	2.15%
Noninterest income to total revenue	74	72	72	71	70	72	69
Efficiency	76	73	77	72	79	74	75
OTHER INFORMATION
Total nonperforming assets (b)	$75	$68	$69	$65	$69
Purchased impaired loans (b) (c)	$99	$100	$102	$105	$109
Total net charge-offs (recoveries)	$3	$(7)	$2	$3	$2	$1	$6
ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$111	$106	$112	$112	$107
Institutional	136	131	121	124	117
Total	$247	$237	$233	$236	$224
Asset Type
Equity	$142	$132	$130	$130	$120
Fixed income	70	70	70	70	69
Liquidity/Other	35	35	33	36	35
Total	$247	$237	$233	$236	$224
Discretionary assets under management
Personal	$83	$80	$78	$77	$73
Institutional	44	42	39	41	39
Total	$127	$122	$117	$118	$112
Asset Type
Equity	$70	$65	$62	$62	$56
Fixed income	39	40	39	39	39
Liquidity/Other	18	17	16	17	17
Total	$127	$122	$117	$118	$112
Nondiscretionary assets under administration
Personal	$28	$26	$34	$35	$34
Institutional	92	89	82	83	78
Total	$120	$115	$116	$118	$112
Asset Type
Equity	$72	$67	$68	$68	$64
Fixed income	31	30	31	31	30
Liquidity/Other	17	18	17	19	18
Total	$120	$115	$116	$118	$112
(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
INCOME STATEMENT
Net interest income	$49	$46	$51	$48	$53	$194	$209
Noninterest income
Loan servicing revenue
Servicing fees	56	40	37	41	48	174	205
Net MSR hedging gains	1	57	26	37	2	121	119
Loan sales revenue
Benefit / (provision) for residential mortgage repurchase obligations	124	6	(73)	(4)	(254)	53	(761)
Loan sales revenue	98	108	190	172	213	568	747
Other	(1)	(3)	(3)	(3)	(4)	(10)	7
Total noninterest income	278	208	177	243	5	906	317
Total revenue	327	254	228	291	58	1,100	526
Provision for credit losses (benefit)	(3)	-	4	20	2	21	(5)
Noninterest expense	243	210	192	200	333	845	992
Pretax earnings (loss)	87	44	32	71	(277)	234	(461)
Income taxes (benefit)	32	16	12	26	(85)	86	(153)
Earnings (loss)	$55	$28	$20	$45	$(192)	$148	$(308)
AVERAGE BALANCE SHEET
Portfolio loans	$2,219	$2,334	$2,403	$2,553	$2,559	$2,376	$2,719
Loans held for sale	1,340	2,104	2,106	2,038	1,832	1,896	1,758
Mortgage servicing rights (MSR)	1,066	1,068	849	764	620	938	632
Other assets	4,458	3,811	5,049	5,448	6,120	4,686	6,420
Total assets	$9,083	$9,317	$10,407	$10,803	$11,131	$9,896	$11,529
Deposits	$2,388	$2,936	$3,260	$3,106	$3,286	$2,920	$2,560
Borrowings and other liabilities	3,553	2,316	3,216	3,487	3,729	3,142	4,086
Total liabilities	$5,941	$5,252	$6,476	$6,593	$7,015	$6,062	$6,646
PERFORMANCE RATIOS
Return on average assets	2.40%	1.19%	.77%	1.69%	(6.86)%	1.50%	(2.67)%
Noninterest income to total revenue	85	82	78	84	9	82	60
Efficiency	74	83	84	69	574	77	189
RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$115	$116	$120	$119	$119	$119	$118
Acquisitions	2	2		6	6	10	21
Additions	3	4	4	4	4	15	14
Repayments/transfers	(6)	(7)	(8)	(9)	(10)	(30)	(34)
End of period	$114	$115	$116	$120	$119	$114	$119
Servicing portfolio - third-party statistics: (b)
Fixed rate	93%	92%	92%	92%	92%
Adjustable rate/balloon	7%	8%	8%	8%	8%
Weighted-average interest rate	4.59%	4.63%	4.72%	4.80%	4.94%
MSR capitalized value (in billions)	$1.1	$1.1	$1.0	$.8	$.7
MSR capitalization value (in basis points)	95	90	84	65	54
Weighted-average servicing fee (in basis points)	28	28	28	28	28
RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$471	$523	$522	$614	$421	$614	$83
(Benefit) / Provision	(124)	(6)	73	4	254	(53)	761
RBC Bank (USA) acquisition							26
Agency settlements	(191)					(191)
Losses - loan repurchases	(25)	(46)	(72)	(96)	(61)	(239)	(256)
End of period	$131	$471	$523	$522	$614	$131	$614
OTHER INFORMATION
Loan origination volume (in billions)	$2.5	$3.7	$4.7	$4.2	$4.4	$15.1	$15.2
Loan sale margin percentage	3.96%	2.92%	4.04%	4.07%	4.87%	3.76%	4.92%
Percentage of originations represented by:
Agency and government programs	100%	99%	100%	100%	100%	99%	100%
Purchase volume (c)	41%	38%	28%	19%	20%	30%	23%
Refinance volume	59%	62%	72%	81%	80%	70%	77%
Total nonperforming assets (b)	$189	$205	$220	$236	$134
Purchased impaired loans (b) (d)	$(12)	$(2)	$8	$24	$38
(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	December 31 2013	December 31 2012
INCOME STATEMENT
Net interest income	$161	$161	$164	$203	$197	$689	$830
Noninterest income	6	20	11	16	21	53	13
Total revenue	167	181	175	219	218	742	843
Provision for credit losses (benefit)	(59)	(43)	39	42	52	(21)	181
Noninterest expense	39	33	41	52	73	163	287
Pretax earnings	187	191	95	125	93	600	375
Income taxes	69	70	35	46	34	221	138
Earnings	$118	$121	$60	$79	$59	$379	$237
AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$246	$319	$437	$537	$720	$382	$894
Lease financing	678	686	694	688	684	687	677
Total commercial lending	924	1,005	1,131	1,225	1,404	1,069	1,571
Consumer Lending:
Home equity	3,764	3,935	4,122	4,158	4,325	3,993	4,584
Residential real estate	5,312	5,496	5,709	5,938	6,130	5,613	6,259
Total consumer lending	9,076	9,431	9,831	10,096	10,455	9,606	10,843
Total portfolio loans	10,000	10,436	10,962	11,321	11,859	10,675	12,414
Other assets (b)	(757)	(735)	(672)	(586)	(481)	(688)	(364)
Total assets	$9,243	$9,701	$10,290	$10,735	$11,378	$9,987	$12,050
Deposits and other liabilities	$236	$261	$275	$168	$186	$236	$183
Total liabilities	$236	$261	$275	$168	$186	$236	$183
PERFORMANCE RATIOS
Return on average assets	5.06%	4.95%	2.34%	2.98%	2.06%	3.79%	1.97%
Noninterest income to total revenue	4	11	6	7	10	7	2
Efficiency	23	18	23	24	33	22	34
OTHER INFORMATION
Nonperforming assets (c)	$834	$863	$935	$999	$999
Purchased impaired loans (c) (d)	$4,797	$4,966	$5,193	$5,372	$5,547
Net charge-offs	$9	$23	$53	$87	$60	$172	$299
Annualized net charge-off ratio	.36%	.87%	1.94%	3.12%	2.01%	1.61%	2.41%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$236	$270	$388	$493	$665
Lease financing	680	675	696	690	686
Total commercial lending	916	945	1,084	1,183	1,351
Consumer Lending:
Home equity	3,692	3,844	4,029	4,209	4,237
Residential real estate	5,267	5,434	5,659	5,880	6,093
Total consumer lending	8,959	9,278	9,688	10,089	10,330
Total loans	$9,875	$10,223	$10,772	$11,272	$11,681
(a)	See note (a) on page 15.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basel I Tier 1 common capital - Basel I Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Basel I Tier 1 common capital ratio - Basel I Tier 1 common capital divided by period-end Basel I risk-weighted assets.

Basel I Leverage ratio - Basel I Tier 1 risk-based capital divided by adjusted average total assets.

Basel I Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others, less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies, less ineligible servicing assets, and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Basel I Tier 1 risk-based capital purposes.

Basel I Tier 1 risk-based capital ratio - Basel I Tier 1 risk-based capital divided by period-end Basel I risk-weighted assets.

Basel I Total risk-based capital - Basel I Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interests not qualified as Basel I Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Basel I Total risk-based capital ratio - Basel I Total risk-based capital divided by period-end Basel I risk-weighted assets.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes revenue derived from commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations net of economic hedge), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Investment securities - Collectively, securities available for sale and securities held to maturity.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 26

Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 27

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.